UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 30, 2008

(Date of Earliest Event Reported)

GAMMACAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32835	33-0956433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 Jerusalem St.

Kiryat Ono 55423 Israel

(Address of principal executive offices)

(972) (3) 738-2616 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 4, 2008, the registrant issued a press release announcing that, the registrant’s subsidiary, GammaCan Ltd (the “Subsidiary”), entered into a Contract Manufacture Agreement (“Contract Manufacture Agreement”) with Bio Products Laboratory (“BPL”). A copy of the press release making such an announcement is found in Exhibit 99.1 hereto.

Under the terms of the Contract Manufacture Agreement, entered into on May 30, 2008, the Subsidiary is engaging BPL as its manufacturer of VitiGam™ from plasma derived from Vitiligo donors. VitiGam™ is the registrant’s lead product in development for the treatment of Stage III and IV melanoma.

The Contract Manufacture Agreement further provides that BPL will manufacture VitiGam™ utilizing its proprietary GAMMAPLEX process and will supply the Subsidiary with VitiGam™ for its immediate clinical testing needs and for future commercial sale. In addition, the agreement provides that BPL will make available to the Subsidiary technical, scientific and other data, including specific support for its U.S. regulatory filings and future regulatory approvals in other markets. Under the terms of the agreement, the Subsidiary has agreed to pay to BPL certain manufacturing and service fees as well as royalties for the manufacture of VitiGam™.

The foregoing description is qualified in its entirety by the Contract Manufacture Agreement which is found in Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Contract Manufacture Agreement between Bio Products Laboratory and GammaCan Ltd.*

99.1	Press Release dated June 4, 2008

*       The registrant has requested confidential treatment with respect to this exhibit. In the event that the Securities and Exchange Commission should deny such request in whole or in part, such exhibit or the relevant portions thereof shall be filed by amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 4, 2008

By:	/s/ Patrick Schnegelsberg
Name:	Patrick N.J. Schnegelsberg
Title:	Chief Executive Officer